CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 822 to Registration Statement No. 333-122917 on Form N-1A of our report dated February 26, 2016, relating to the financial statements and financial highlights of The Altegris Mutual Funds (the “Funds”), comprising the Altegris Equity Long Short Fund, Altegris Fixed Income Long Short Fund, Altegris/AACA Real Estate Long Short Fund, and Altegris Multi-Strategy Alternative Fund, appearing in the Annual Report on Form N-CSR of the Funds for the year ended December 31, 2015, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accountant" in the Prospectus and "Independent Registered Public Accounting Firm", “Policies and Procedures For Disclosure Of Portfolio Holdings”, and “Organization And Management Of Wholly-Owned Subsidiary” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California

April 26, 2016